EXHIBIT 10.1

CLINICAL TRIAL MANUFACTURING AGREEMENT

This Clinical Trial Manufacturing Agreement (“Agreement”) dated this 30th day of October, 2006 (the “Effective Date”) between:

SWISS CAPS AG, of Husenstr. 35, CH-9533 Kirchberg, Switzerland (“Swiss Caps”) – Fax +41 (0)71 931 41 91

And

ORAMED PHARMACEUTICALS, INC., of 2 Elza Street, Jerusalem, 93706, Israel (“Oramed” or the “Company”) –Fax +011 972-2-679-2336

WITNESSES THAT WHEREAS

A.	Swiss Caps is a manufacturer and business development services partner for the pharmaceutical and healthcare industry;

B.	Oramed is in the business of developing an oral form of insulin; and

C.	Oramed desires to engage the services of Swiss Caps, and Swiss Caps accepts such appointment, to manufacture and deliver the Product (as defined below) to Oramed in accordance with the terms and conditions of this Agreement.

NOW THEREFORE, in consideration of the premises and the covenants and agreements set out herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	DEFINITIONS & INTERPRETATION

1.1	All capitalised terms in this Agreement have the following meaning:

	(a)	“Agreement” means this agreement for services and includes its schedules and any documents incorporated by reference, as amended from time to time in accordance with its terms.

	(b)	“Compensation” means the compensation for the Services as set out in the Statement of Work.

	(c)	“Force Majeure Event” means any act of God or act of nature, fire, flood, storm, explosion, sabotage, riot, act of war whether declared or not, act of terrorism, requirement or restriction of governmental authorities, inability or delay in the grant of governmental or other approvals, consents, permits, licenses or authorities or any other like event, any strike, lockout, work stoppage or other industrial dispute of any kind, or any other event or circumstance beyond the reasonable control of the affected party.

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(d)	“Intellectual Property” means all inventions, methods, processes, ideas and concepts, whether patentable or not, all literary and other works and all data and databases, whether or not protected by copyright, all trade-marks, trade names and domain names, industrial designs, integrated circuit topographies, trade secrets, know-how and show-how.

(e)	“Intellectual Property Rights” means all world-wide legal protection provided for Intellectual Property, whether under statute, common law, international treaty or in equity, including all protection granted under laws protecting patent, copyright, trade-mark, industrial design, trade secret or integrated circuit topography rights.

(f)	“Loss” means all costs, loss, damage, liability or expenses (including all reasonable legal costs, fees and expenses).

(g)	“Oramed Confidential Information” means all confidential information of Oramed including all Oramed Materials, all know-how, trade secrets, business ideas and concepts of Oramed, all technical, operational, strategic, marketing, financial and business information relating to Oramed, all Intellectual Property of Oramed and any formulas, reports, notes, medical records, test results, patient information and any other information or data provided to Swiss Caps by Oramed that is designated in writing as confidential or that Swiss Caps ought to be reasonably aware is confidential. Oramed Confidential Information does not include information which is: (i) made public other than by a breach of an obligation of confidentiality, (ii) disclosed to Swiss Caps free of any obligation to keep it confidential, or (iii) independently developed by Swiss Caps without use, directly or indirectly, of Oramed Confidential Information received from Oramed.

(h)	“Oramed Materials” means all materials provided by Oramed to Swiss Caps in order to assist Swiss Caps with the provision of the Services including, without limitation, those listed on Schedule 1 attached to this Agreement.

(i)	“Personnel” means directors, officers, employees, agents, contractors, advisers or representatives of a party.

(j)	“Primary Contact” has the meaning given to that term in Section 4.1 of this Agreement.

(k)	“Product” means the product developed as a result of the provision of the Services in accordance with the Specifications, as detailed in the Statement of Work.

(l)	“Representatives” has the meaning given to that term in Section 15.4(b) of this Agreement.

(m)	“Services” means the services which Swiss Caps has agreed to supply to Oramed as detailed in the Statement of Work.

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(n)	“Specifications” means the technical specifications for the Product, as specified in the Statement of Work.

(o)	“Swiss Caps Confidential Information” means all confidential information of Swiss Caps including all know-how, trade secrets, business ideas and concepts of Swiss Caps, all technical, operational, strategic, marketing, financial and business information relating to Swiss Caps, all Intellectual Property of Swiss Caps and any other information or data provided to Oramed by Swiss Caps that is designated in writing as confidential or that Oramed ought to be reasonably aware is confidential. Swiss Caps Confidential Information does not include information which is: (i) made public other than by a breach of an obligation of confidentiality, (ii) disclosed to Oramed free of any obligation to keep it confidential, or (iii) independently developed by Oramed without use, directly or indirectly, of Swiss Caps Confidential Information received from Swiss Caps.

(p)	“Statement of Work” means the statement of work attached as Schedule 1 to this Agreement, setting out the Services, the Product, the Specifications and the Compensation, as amended by the parties from time-to-time in accordance with the terms of this Agreement.

(q)	“Term” has the meaning given to that term in Section 3.1 of this Agreement.

1.2	All references to any Section herein is to the Section in this Agreement unless otherwise specified. All references to a Schedule herein is to a Schedule of this Agreement unless otherwise specified.

1.3	The headings in this Agreement are for reference purposes only and will not be deemed a part of the Agreement.

1.4	The term “including” means including without limitation or prejudice to the generality of any description, definition, term or phrase preceding that word, and the word “include” and its derivatives will be construed accordingly.

1.5	The interpretation of any ambiguities will be construed by the principles of fairness and reasonable business practice, and authorship of this Agreement will have no bearing on the construction of any terms hereof.

2.	APPOINTMENT

2.1	Swiss Caps hereby agrees to perform for Oramed and Oramed hereby engages Swiss Caps to perform the Services in accordance with the terms and conditions of this Agreement.

2.2	The parties agree and acknowledge that:

(a) the manufacturing of the Product under this Agreement is for clinical testing purposes (proof of concept) only; and

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(b)	should Oramed elect to engage Swiss Caps to manufacture the Product for commercial distribution, a separate agreement will be entered into by the parties for such purpose.

3.	TERM

3.1	Subject to the express termination rights granted herein, this Agreement will commence on the Effective Date and will remain in full force and effect for a period of six (6) months from the Effective Date (the “Term”). The parties may renew this Agreement by mutual consent.

4.	PRIMARY CONTACTS

4.1	Upon execution of this Agreement, each party will designate a primary contact (“Primary Contact”) who will have the primary responsibility for that party’s relationship with the other party and will have the authority necessary to make the day-to- day decisions on behalf of that party with respect to the implementation of this Agreement.

5.	SERVICES

5.1	Swiss Caps will perform the Services in accordance with the terms of this Agreement and otherwise in a professional and workmanlike manner in accordance with industry best practices and using only appropriately skilled and experienced personnel exercising due care at all times.

5.2	Swiss Caps will commence performing the Services on the Effective Date and will use best commercial efforts to meet the milestones and target dates (if any) specified in the Statement of Work.

5.3	Oramed will, promptly after the Effective Date, deliver to Swiss Caps the Oramed Materials necessary for Swiss Caps to fulfil its obligations herein.

5.4	Oramed will ship the Oramed Materials to Swiss Caps Delivered Duty Paid (DDP) (Incoterms 2000), and Swiss Caps will be responsible for insuring against loss or damage while the Oramed Materials are in the custody, possession or control of Swiss Caps, as required by Section 13.

5.5	Notwithstanding the above clause, Swiss Caps is responsible to provide, at its cost, all materials necessary to carry out the terms of this Agreement and provide the Services and the Product.

5.6	Swiss Caps will ship the Product, FCA Kirchberg (Incoterms 2000), to Oramed’s nominated address promptly on completion of the Services.

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6.	AMENDMENT TO STATEMENT OF WORK

6.1	If the parties jointly determine that the scope of the Services being provided under the Statement of Work, or the assumptions on which those Services are based, has changed during the course of the engagement, then such changes will be described in a written change order (“Change Order”) to be signed by both parties. At the option of Oramed, such additional Services may be addressed in a separate Statement of Work signed by both parties.

6.2	If Oramed wishes at any time to request a change in the Services specified in the Statement of Work, then it will prepare a Change Order. Swiss Caps will evaluate and respond to any change request within 20 business days or such other period as the parties may agree in writing. Swiss Caps’ response will include the amount of any adjustment to the Compensation, if any, and an estimate on any perceived changes to the delivery dates, if applicable, specified for the Product in light of the change to the scope of the Services.

Upon receiving written authorization from Oramed, Swiss Caps will proceed with Oramed’s requested changes and the Statement of Work will be deemed to be amended accordingly.

7.	ORAMED WARRANTIES

7.1	Oramed represents and warrants that:

	(a)	it is authorized to enter into this Agreement and be bound by its terms;

	(b)	it is not bound by the terms of any agreement which would limit, restrict or conflict with its obligations herein; and

	(c)	it possesses all relevant permissions, consents, authorities and licenses to perform its obligations set out in this Agreement.

8.	SWISS CAPS WARRANTIES

8.1	Swiss Caps represents and warrants that:

	(a)	it is authorized to enter into this Agreement and be bound by its terms;

	(b)	it is not bound by the terms of any agreement which would limit, restrict or conflict with its obligations herein;

	(c)	it possesses all relevant permissions, consents, authorities and licenses to perform its obligations set out in this Agreement;

	(d)	it will perform its obligations under this Agreement in compliance with all applicable laws, statutes, regulations and codes of conduct;

	(e)	its method of manufacturing the Product will not infringe the Intellectual Property Rights of any third party; and

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          (f)       the Product delivered to Oramed will conform with the Specifications.

9.	COMPENSATION

9.1	The amount of the Compensation is set out in the Statement of Work.

9.2	Subject to Section 9.3, Oramed will pay the Compensation to Swiss Caps in 2 instalment payments in the amounts set out in the Statement of Work. Swiss Caps will deliver an invoice to Oramed for each instalment payment as follows:

(a) the first such invoice will be delivered to Oramed on or after the date that Swiss Caps confirms in writing to Oramed that it has commenced performance of the Services; and

(b) the second such invoice will be delivered to Oramed on or after the date that Oramed advises Swiss Caps in writing that it has received the Product from Oramed.

9.3	In full satisfaction of its obligation to pay each instalment payment of the Compensation to Swiss Caps, Oramed will issue that number of common shares in its capital stock having an aggregate value equal to the amount of that instalment payment. For the purposes of determining the number of common shares to be issued to Swiss Caps pursuant to an instalment payment, the Oramed common shares will be valued at the current trading price of such shares on the U.S. Over the Counter Bulletin Board on the 10th trading day after the invoice in respect of that instalment payment is delivered to Oramed in accordance with Section 9.2. Oramed will issue the applicable number of common shares to Swiss Caps within 30 days after receipt of such invoice.

9.4

Swiss Caps agrees and acknowledges that Oramed’s obligation to pay the Compensation is subject to Oramed’s determination that: (a) the quantity of Product delivered to Oramed meets the requirements set forth in the Statement of Work; and (b) the Product delivered to Oramed is free from visible defects or damage. Within 5 business days after receipt of the Product, Oramed will either: (c) deliver written notice to Swiss Caps that Oramed accepts the Product as delivered; or (d) deliver written notice to Swiss Caps stating, as applicable: (i) that there is a discrepancy between the number of Product actually delivered and the number of Product specified in the Statement of Work; and/or (ii) that there are visible defects or damage to the Product, and specifying such defect or damage in reasonable detail. If Oramed fails to deliver a notice under (c) or (d) above in this Section with such 5 business day period, then it will be deemed to have accepted the Product for the purposes of this Section 9.

9.5	Swiss Caps acknowledges that it is receiving the Compensation outside of the United States and warrants, represents and acknowledges the statements and covenants set out in Schedule 2 attached to this Agreement.

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10.	TERMINATION

10.1	Either party may terminate this Agreement (in whole or in part) at any time with immediate effect by giving written notice to the other party (the “Defaulting Party”), if:

	(a)	the Defaulting Party materially breaches any provision of this Agreement that: (i) is not capable of being remedied; or (ii) is capable of being remedied but is not remedied within 15 days after receiving notice from the non-Defaulting Party requiring it to do so;

	(b)	a Force Majeure Event substantially adversely affects the ability of the Defaulting Party to perform its obligations under this Agreement continuously for a period of not less than 15 days;

	(c)	any proceeding in bankruptcy, receivership, liquidation or insolvency is commenced against the Defaulting Party or its property and is not dismissed within 30 days; or

	(d)	the Defaulting Party makes any assignment for the benefit of creditors, becomes insolvent, commits any act of bankruptcy, ceases to do business as a going concern, seeks any arrangement or compromise with its creditors under any statute or otherwise, or is unable to pay its debts as and when they fall due.

10.2	Except as provided in Section 10.1, Swiss Caps will have no right to terminate this Agreement (in whole or in part) during the Term.

11.	CONSEQUENCES OF TERMINATION

11.1	Within 14 days of the expiry of the Term or earlier termination of this Agreement or any part thereof:

	(a)	Swiss Caps will immediately return to Oramed all Oramed Materials and Oramed Confidential Information which is in the possession, custody or control of Swiss Caps;

	(b)	Oramed will immediately return to Swiss Caps all Swiss Caps Confidential Information which is in the possession, custody or control of Oramed; and

	(c)	the parties will use best commercial efforts to co-operate fully with each other in effecting an orderly transition of the Services, if applicable.

11.2	The exercise by Oramed of its right to terminate this Agreement (in whole or in part) under Section 10 will not affect or impair Oramed’s other rights or remedies under this Agreement or otherwise at law or in equity.

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12.	SWISS CAPS INDEMNITY

12.1	Notwithstanding any other term in this Agreement, Swiss Caps hereby covenants and agrees to indemnify and hold Oramed harmless from and against:

(a) all Loss arising from or relating to personal injury or death to the extent that such Loss is caused by a negligent or wilful act or omission or breach of this Agreement by Swiss Caps or any of its Personnel;

(b) all Loss arising from any breach or failure of performance by Swiss Caps of any of its warranties, covenants or material obligations in this Agreement;

(c) any damage to or loss of any tangible property of Oramed or any third party, to the extent that such Loss is caused by a negligent or wilful act or omission or breach of this Agreement by Swiss Caps or any of its Personnel; and

(d) all Loss arising from or in connection with a claim by a third party against Oramed (including, without limitation, a claim that Swiss Caps’ method of manufacture infringes a third party’s Intellectual Property Rights) to the extent that that such Loss is caused by a negligent or wilful act or omission or breach of this Agreement by Swiss Caps or any of its Personnel.

12.2	For the purposes of this Section 12, Oramed is deemed to include Oramed’s divisions, subsidiaries and affiliates, its shareholders, the assignees of each of the foregoing and their respective directors, officers, shareholders, employees, agents and contractors.

13.	INSURANCE

13.1	Swiss Caps will, at its own expense, obtain and maintain in full force and effect, throughout the Term and for a period of 12 months after the expiry or earlier termination of this Agreement, insurance coverage with a reputable insurance company in an amount not less than US$2,000,000 per occurrence for public liability, product liability, personal injury, death and property damage, naming Oramed as an additional insured.

13.2	Upon request by Oramed, Swiss Caps will promptly furnish Oramed with a copy of a certificate confirming that the insurance specified in Section 13.1 is in place.

14.	INTELLECTUAL PROPERTY

14.1	Oramed will provide the Oramed Materials to Swiss Caps for the sole purpose of enabling Swiss Caps to perform the Services in accordance with the terms of this Agreement.

14.2	All Intellectual Property arising from or relating to the Oramed Materials and the Product and all goodwill associated therewith is, and will at all times remain, the sole property of Oramed and, except for the sole purpose of providing the Services in accordance with the Statement of Work, no rights or licenses are conferred upon Swiss Caps hereunder with respect to such Intellectual Property.

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15.	CONFIDENTIAL INFORMATION

15.1	The Oramed Confidential Information is, and will at all times remain, the sole property of Oramed and, except as set forth in this Agreement, no rights are conferred upon Swiss Caps under this Agreement with respect to the Oramed Confidential Information.

15.2	Swiss Caps will:

	(a)	take reasonable steps to enforce the confidentiality obligations imposed by this Agreement including diligently prosecuting at its cost, any breach or threatened or suspected breach of such confidentiality obligations by a person to whom Swiss Caps or any of its Personnel has disclosed the Oramed Confidential Information; and

	(b)	co-operate, and provide Oramed with all reasonable assistance, in any action which Oramed may take to protect the confidentiality of the Oramed Confidential Information.

15.3	Swiss Caps will use the Oramed Confidential Information only for the purpose of fulfilling its obligations under this Agreement. In particular, Swiss Caps will not trade in any securities of Oramed while in possession of Oramed Confidential Information.

15.4	Swiss Caps may only disclose the Oramed Confidential Information (and only to the extent reasonably necessary):

	(a)	to its legal advisers in relation to Swiss Caps’ rights under this Agreement;

	(b)	to its directors, officers and employees (“Representatives”):

(i) for the sole purpose of assisting Swiss Caps to meet its obligations under this Agreement on a need to know basis only; and

(ii) upon each Representative undertaking to keep strictly confidential any Oramed Confidential Information disclosed;

	(c)	where such disclosure is:

(i) required by law; or

(ii) required by the rules of any stock exchange where Swiss Caps securities are listed or quoted; and

	(d)	in connection with legal proceedings between the parties relating to the confidentiality provisions of this Agreement. For the avoidance of doubt, unless otherwise provided for in this Agreement, the Oramed Confidential Information may not be disclosed in connection with any dispute or legal proceedings not related to this Agreement.

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15.5	Where Swiss Caps becomes aware of any actual, suspected or threatened unauthorised disclosure or use of the Oramed Confidential Information, it will promptly notify Oramed.

15.6	Swiss Caps acknowledges that a breach of the confidentiality obligations contained herein may cause Oramed irreparable damage for which monetary damages would not be an adequate remedy. Accordingly, in addition to other remedies that may be available, Oramed may seek and obtain injunctive relief against such a breach or threatened or suspected breach.

15.7	The Swiss Caps Confidential Information is, and will at all times remain, the sole property of Swiss Caps and, except as set forth in this Agreement, no rights are conferred upon Oramed under this Agreement with respect to the Swiss Caps Confidential Information.

15.8	Oramed will:

(a) take reasonable steps to enforce the confidentiality obligations imposed by this Agreement including diligently prosecuting at its cost, any breach or threatened or suspected breach of such confidentiality obligations by a person to whom Oramed has disclosed the Swiss Caps Confidential Information; and

(b) co-operate, and provide Swiss Caps with all reasonable assistance, in any action which Swiss Caps may take to protect the confidentiality of the Swiss Caps Confidential Information.

15.9	Oramed will use the Swiss Caps Confidential Information only for the purpose of fulfilling its obligations under this Agreement. In particular, Oramed will not trade in any securities of Swiss Caps while in possession of Swiss Caps Confidential Information.

15.10	Oramed may only disclose the Swiss Caps Confidential Information (and only to the extent reasonably necessary):

(a) to its legal advisers in relation to Oramed’s rights under this Agreement;

(b) to its Representatives:

(i) for the sole purpose of assisting Oramed to meet its obligations under this Agreement on a need to know basis only; and

(ii) upon each Representative undertaking to keep strictly confidential any Swiss Caps Confidential Information disclosed;

(c) where such disclosure is:

(i) required by law; or

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                         (ii) required by the rules of any stock exchange where Oramed’s securities are listed or quoted; and

(d)	in connection with legal proceedings between the parties relating to the confidentiality provisions of this Agreement. For the avoidance of doubt, unless otherwise provided for in this Agreement, the Swiss Caps Confidential Information may not be disclosed in connection with any dispute or legal proceedings not related to this Agreement.

15.11	Where Oramed becomes aware of any actual, suspected or threatened unauthorised disclosure or use of the Swiss Caps Confidential Information, it will promptly notify Swiss Caps.

15.12	Oramed acknowledges that a breach of the confidentiality obligations contained herein may cause Swiss Caps irreparable damage for which monetary damages would not be an adequate remedy. Accordingly, in addition to other remedies that may be available, Swiss Caps may seek and obtain injunctive relief against such a breach or threatened or suspected breach.

15.13	Neither party will disclose the terms of this Agreement to any third party, except: (a) to its Representatives whose duties reasonably require such disclosure and on the conditions referred to in Section 15.4(b) or Section 15.10(b), as applicable, and (b) as otherwise permitted by Section 15.415.415.10 and Section 15.10, as applicable.

15.14	Swiss Caps will return the Oramed Confidential Information to Oramed immediately upon request or otherwise in accordance with Section 11. Oramed will return the Swiss Caps Confidential Information to Swiss Caps immediately upon request or otherwise in accordance with Section 11.

16.	FORCE MAJEURE

16.1	If a party (“First Party”) is unable to perform an obligation under this Agreement by reason of a Force Majeure Event, that obligation is suspended for the duration of the Force Majeure Event provided that the First Party:

(a) gives the other party prompt notice of the details of the Force Majeure Event and an estimate of the extent and duration of its inability to perform; and

(b) takes all reasonable steps to overcome or work around that Force Majeure Event as quickly as possible.

Notwithstanding the foregoing in this Section, the parties acknowledge and agree that a Force Majeure Event that substantially adversely affects the ability of a party to perform its obligations under this Agreement continuously for a period of not less than 15 days will constitute a default by that party under Section 10.1(b) .

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17.	DISPUTES AND ARBITRATION

17.1	If there is any dispute arising out of or relating to this Agreement, then the parties will use reasonable good faith efforts to resolve such dispute, first by direct negotiation between the Primary Contacts and then, if that is not successful, between their immediate supervisors.

17.2	Any dispute arising out of or relating to this Agreement that is not settled by agreement between the parties within a reasonable time will be referred to and settled exclusively by binding arbitration by a single arbitrator. The location of the arbitration will be St.Gallen/Switzerland (Court of Commerce). The arbitrator will be selected and the arbitration will be conducted in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “Rules”), except that the provisions of this Agreement will prevail over the Rules to the extent of any direct conflict. The parties will share equally in the fees and expenses of the arbitrator and the cost of the facilities used for the arbitration hearing, but will otherwise each bear their respective costs incurred in connection with the arbitration. The award of the arbitrator will be final and binding on each party. Judgement upon the award may be entered in any court of competent jurisdiction.

17.3	The dispute resolution procedures described in this Section 17 are the sole and exclusive procedures for the resolution of any disputes which arise out of or are related to this Agreement, except that either party may seek preliminary or temporary injunctive relief from a court if, in that party’s sole judgment, such action is necessary to avoid irreparable harm or to preserve the status quo.

18.	GENERAL

18.1	Governing Law: This Agreement will be governed by and construed in accordance with the laws of Switzerland, excluding its conflict of laws rules. Subject to Section 17 herein, the parties irrevocably consent to the exclusive jurisdiction of the Courts of Switzerland, in St.Gallen, in the event of any dispute or proceeding hereunder. The parties expressly disclaim the application of the United Nations Convention on Contracts for the International Sale of Goods and all implementing legislation thereunder to this Agreement.

18.2	Severability: Any part of this Agreement that is prohibited by or rendered unlawful or unenforceable under any law actually applied by a court of competent jurisdiction or Arbitrator will be severed from this Agreement and the remaining provisions will continue to operate with full force and effect.

18.3	Further Acts: The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as are necessary to give full force and effect to the provisions and intent of this Agreement.

18.4	Waiver: No waiver by any party of any breach of any provision of this Agreement will constitute a waiver of any other breach of the same or any other provision thereof and no waiver will be effective unless made in writing.

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18.5	Subcontractors: Swiss Caps may not engage the services of third party contractors to perform any of its obligations under this Agreement without the express prior written consent of Oramed and Swiss Caps will at all times remain liable for the performance of such obligations by any approved subcontractor.

18.6	Enurement: This Agreement will bind each of the parties and their respective successors and permitted assigns.

18.7	Costs: Each party will bear its own costs and expenses in connection with the preparation, execution and delivery of the Agreement and all related documents and instruments.

18.8	Entire Agreement: This Agreement embodies the entire agreement between the parties in respect of the subject matter of the Agreement and there is no other understanding, agreement, representation or warranty, whether expressed or implied, in any way extending, modifying or qualifying any of the provisions of this Agreement.

18.9	Assignment: Swiss Caps will have no right to sell, lease, assign, transfer (whether directly or indirectly by way of a change of control of Swiss Caps), license, sublicense or otherwise dispose of any of its rights or obligations under this Agreement, without the prior written consent of Oramed and any attempt to do so will be void. Oramed may assign all or any part of the Agreement at any time upon the provision of written notice to Swiss Caps, provided that Oramed will remain responsible for payment of the Compensation unless otherwise agreed in writing by Swiss Caps.

18.10	Survival: The rights and obligations under Sections 8, 11, 12, 13, 14, 15, 17 and 18 survive expiry or termination of this Agreement. Termination or expiry of this Agreement will not extinguish or otherwise affect any rights of one party against the other party which accrued prior to such expiry or termination.

18.11	Variation: This Agreement may not be varied except in writing signed by both parties.

18.12	Notices: Any notice permitted or required under the Agreement must be in writing. Any such notice will be deemed delivered: (a) on the day of delivery in person; (b) one day after deposit with an overnight courier, fully prepaid; or (c) on the date sent by machine confirmed successful facsimile transmission; to the address or fax number to whom it is directed at the respective addresses and facsimile numbers listed herein. Either party may from time to time send written notice to the other party designating a different address, facsimile number or contact person for notices to it.

18.13	Relationship of Parties: In providing the Services herein, Swiss Caps will be an independent contractor to Oramed. Nothing in this Agreement will be construed as creating an agency, joint venture, partnership or employee/employer relationship.

18.14	Counterparts: This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile

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transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement.

18.15	Non-Solicitation of Personnel: In the absence of express prior written permission from Oramed, Swiss Caps will not hire or solicit for employment (or as an independent contractor) any employee or independent contractor of Oramed for a period of 12 months after the date such person’s employment or independent contract with Oramed is terminated. In the event of any breach or threatened breach of this Section by Swiss Caps, Oramed will, in addition to any other rights or remedies which it may have, be entitled to obtain injunctive relief (including interlocutory injunctive relief) from a Court of competent jurisdiction.

18.16	Remedies not Exclusive: Unless expressly stated to the contrary herein, no remedy made available under this Agreement is intended to be exclusive.

18.17	Time of the Essence: Time is of the essence in this Agreement.

IN WITNESS WHEREOF, this Agreement is executed and delivered by the parties to have effect from the Effective Date:

SWISS CAPS AG

by its authorized representative:

/s/ Dieter W. Engel
Signature of Authorized Representative

Dieter W. Engel, CEO Name
(please print)

October 30, 2006
Date

ORAMED PHARMACEUTICALS, INC.

by its authorized representative:

/s/ Nadav Kidron
Signature of Authorized Representative

Nadav Kidron
Name (please print)

October 26, 2006
Date

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SCHEDULE 1

STATEMENT OF WORK

Service Description:	Swiss Caps will: See attached Development Plan dated 27.09.2006
Product:	See attached Development Plan dated 27.09.2006
Specifications:	See attached Development Plan dated 27.09.2006
Target Dates / Milestones:	See attached Development Plan dated 27.09.2006
Oramed Materials:	See attached Development Plan dated 27.09.2006
Compensation:	See attached Development Plan dated 27.09.2006

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SCHEDULE 2

SWISS CAPS REPRESENTATIONS REGARDING ORAMED SHARES

ACKNOWLEDGEMENTS OF SWISS CAPS

1.	Swiss Caps acknowledges and agrees that:

	(a)	none of the common shares issuable to Swiss Caps pursuant to the Agreement (collectively, the “Shares”) have been registered under the United States Securities Act of 1933, as amended (the “1933 Act”), or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or to U.S. Persons, as that term is defined in Regulation S under the 1933 Act ("Regulation S"), except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state securities laws;

	(b)	Swiss Caps has received and carefully read this Schedule 2 and the Agreement to which it is attached, and has carefully reviewed as much of the Company's books and records as Swiss Caps considers appropriate (collectively the "Company Information");

	(c)	the decision to execute the Agreement and acquire the Shares pursuant to the Agreement has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Company and such decision is based entirely upon a review of the Company Information. Swiss Caps acknowledges that the Company has not presented a business plan to Swiss Caps;

	(d)	Swiss Caps and Swiss Caps' advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company in connection with the issuance of the Shares under the Agreement, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Company Information;

	(e)	the Company is entitled to rely on the representations and warranties and the statements and answers of Swiss Caps contained in the Agreement and this Schedule;

	(f)	it will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of Swiss Caps contained in this Schedule, or in any other document furnished by Swiss Caps to the Company in connection with the Agreement or this Schedule being untrue in any material respect or any breach or failure by Swiss Caps to comply with any covenant or agreement made by Swiss Caps to the Company in connection with the Agreement or this Schedule;

	(g)	the issuance of the Shares to Swiss Caps will not be completed if it would be unlawful. Swiss Caps warrants and represents that the issuance of the Shares by the Company will not be in breach of any laws or regulations in the jurisdiction of residence of Swiss Caps;

	(h)	it has been advised to consult its own legal, tax and other advisors with respect to the merits and risks of an investment in the Shares and the Company, and with respect to applicable resale restrictions and it is solely responsible (and the Company is not in any way responsible) for compliance with applicable resale restrictions;

	(i)	no documents in connection with the sale of the Shares pursuant to the Agreement have been reviewed by the Securities and Exchange Commission or any state securities administrators; and

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            (j)          there is no government or other insurance covering any of the Shares.

2.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF SWISS CAPS

2.1	Swiss Caps hereby represents and warrants to and covenants with the Company that:

	(a)	Swiss Caps has the legal capacity and competence to enter into and execute the Agreement and to take all actions required pursuant thereto, including under this Schedule;

	(b)	Swiss Caps (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time;

	(c)	Swiss Caps is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment;

	(d)	Swiss Caps has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for Swiss Caps' decision to invest in the Shares and the Company;

	(e)	it has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and the Company;

	(f)	it is not a U.S. Person, and is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

	(g)	it will not execute the Agreement in the United States;

	(h)	it is acquiring the Shares as principal for its own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Shares;

	(i)	the entering into of the Agreement and the transactions contemplated thereby do not result in the violation of any of the terms and provisions of any law applicable to, or of any agreement, written or oral, to which Swiss Caps may be a party or by which Swiss Caps is or may be bound;

	(j)	Swiss Caps has duly executed and delivered the Agreement and it constitutes a valid and binding agreement of Swiss Caps enforceable against Swiss Caps;

	(k)	it is able to fend for itself with respect to its investment in the Shares and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment;

	(l)	Swiss Caps is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

	(m)	no person has made to Swiss Caps any written or oral representations:

(i) that any person will resell or repurchase any of the Shares;

(ii) that any person will refund the purchase price of any of the Shares;

(iii) as to the future price or value of any of the Shares; or

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(iv) that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system (except that currently certain market makers make market in the common shares of the Company on the Over-the-Counter Bulletin Board service of the National Association of Shares Dealers Inc.).

2.2

 In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S and for the purpose of the Agreement, including this Schedule, includes any person in the United States.

3.	RESALE RESTRICTIONS

3.1	Swiss Caps acknowledges that any resale of the Shares will be subject to resale restrictions contained in the securities legislation applicable to Swiss Caps. The Shares may not be offered or sold in the United States unless registered in accordance with federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

4.	LEGENDING OF SUBJECT SHARES

4.1	Swiss Caps hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities laws and regulations, the certificates representing any of the Shares will bear a legend in substantially the following form:

“THESE SECURITIES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SECURITIES TO WHICH THIS CERTIFICATE RELATES HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT.”

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